UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 11, 2026

INTERACTIVE STRENGTH INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-41610	82-1432916
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1005 Congress Avenue, Suite 925
Austin, Texas		78701
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 512 885-0035

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.0001 par value per share	TRNR	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.01 Completion of Acquisition or Disposition of Assets.

As previously disclosed, on February 18, 2026, Interactive Strength Inc. (the “Company”) entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Ergatta, Inc., a Delaware corporation ("Ergatta"), Ergatta Acquisition Corp., a Delaware corporation and wholly owned subsidiary of the Company ("Merger Sub"), and Tom Aulet, solely in his capacity as the securityholders’ representative, pursuant to which Merger Sub would merge with and into Ergatta (the “Merger”), with Ergatta surviving as a wholly owned subsidiary of the Company.

On March 11, 2026 (the “Closing Date”), the parties consummated the Merger. Pursuant to the terms of the Merger Agreement, on the Closing Date, each issued and outstanding share of preferred stock of Ergatta (other than excluded and dissenting shares) held by Ergatta’s stockholders was cancelled, in exchange for: (i) cash consideration of $3,500,000 paid to Ergatta's stockholders, consisting of: (a) $1,750,000 paid on the Closing Date (subject to adjustments pursuant to the terms of the Merger Agreement); and (b) $1,750,000 in deferred cash evidenced by a senior secured promissory note delivered at the Closing Date and maturing on April 30, 2027; and (ii) an amount of shares of Series D1 Convertible Preferred Stock, par value $0.0001 per share (“Series D1 Preferred Stock”), with an aggregate value between $5,250,000 and $9,500,000, the final amount as determined pursuant to the terms of the Merger Agreement. Additionally, on the Closing Date, the Company issued equity incentives to certain members of Ergatta's senior management, consisting of (i) an amount of shares of Series D2 Convertible Preferred Stock, par value $0.0001 per share (“Series D2 Preferred Stock”), with an aggregate value between $0 and $2,000,000, the final amount as determined pursuant to the terms of the Merger Agreement; and (ii) an amount of shares of Series D3 Convertible Preferred Stock, par value $0.0001 per share (“Series D3 Preferred Stock,” collectively with the Series D1 Preferred Stock and Series D2 Preferred Stock, “Series D Preferred Stock”), with an aggregate value between $0 and $1,000,000, the final amount as determined pursuant to the terms of the Merger Agreement.

Ergatta’s stockholders may receive additional consideration subject to the satisfaction of applicable milestones as previously disclosed in the Company’s Current Report on Form 8-K filed on February 23, 2026.

Item 3.02 Unregistered Sales of Equity Securities.

As previously disclosed, on March 5, 2026, the Company filed the Certificate of Designation of Series D1 Convertible Preferred Stock, Series D2 Convertible Preferred Stock, and Series D3 Convertible Preferred Stock of Interactive Strength Inc. (the “Series D Certificate”) with the Secretary of State of the State of Delaware.

As set forth in Item 2.01 of this Current Report on Form 8-K, on March 11, 2026, the Company issued shares of Series D1 Preferred Stock, shares of Series D2 Preferred Stock and shares of Series D3 Preferred Stock in connection with the closing of the Merger. The issuance of the shares of Series D Preferred Stock was exempt from registration under the Securities Act of 1933, as amended, pursuant to Section 4(a)(2).

The description of the Merger Agreement and Series D Certificate herein does not purport to be complete and is qualified in its entirety by reference to the full texts of the Merger Agreement and Series D Certificate, copies of which are attached as Exhibit 2.1 and 3.1, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(a) Financial statements of businesses or funds acquired.

The financial statements regarding Ergatta required by this Item 9.01(a) will be filed by amendment to this 8-K no later than May 27, 2026 (71 days after the March 17, 2026 due date of the Item 2.01 8-K).

(b) Pro Forma Financial Information.

The pro forma financial information regarding Ergatta required by this Item 9.01(b) will be filed by amendment to this 8-K no later than May 27, 2026 (71 days after the March 17, 2026 due date of the Item 2.01 8-K).

(d) Exhibits

Exhibit Number	Description

2.1*

Agreement and Plan of Merger, by and among Interactive Strength Inc., Ergatta Acquisition Corp., Ergatta, Inc. and Tom Aulet, dated as of February 18, 2026 (incorporated herein by reference to Exhibit 2.1 to the Company’s Current Report on Form 8-K filed on February 23, 2026).

3.1

Certificate of Designation of Preferences, Rights and Limitations of Series D1 Convertible Preferred Stock, Series D2 Convertible Preferred Stock and Series D3 Convertible Preferred Stock of Interactive Strength Inc. (incorporated herein by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed on March 11, 2026).

104	Cover Page Interactive Data File (embedded within the Inline XBRL Document).

* The schedules to this Exhibit have been omitted in accordance with Item 601(b)(2) of Regulation S-K. The Registrant agrees to furnish supplementally to the Securities and Exchange Commission a copy of all omitted exhibits and schedules upon its request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Interactive Strength Inc.

Date:	March 16, 2026	By:	/s/ Caleb Morgret
Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)